Exhibit 21

                         Subsidiaries of the Registrant



Legal Name of Entity                                 Jurisdiction of Organization       Ownership Interest
Indian River Banking Company (Registrant)

         Indian River National Bank                        United States                      100%
                  Indian River Real Estate LLC             Florida                            100%

         Indian River Title Company, LLC                   Florida                            100%









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